Exhibit 99.1

Contact:

John Mills, Partner

ICR, Inc.

646-277-1254

ir@nutrisystem.com

John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS

Company Reports 19% Year-over-Year Revenue Growth

Company Exceeds Third Quarter Revenue Expectations and Raises Full Year Revenue and EPS Guidance

Fort Washington, PA—October 26, 2016—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the quarter and nine months ended September 30, 2016.

Dawn Zier, President and Chief Executive Officer, stated, “Our ongoing record of success underscores the health of the business and growing demand for our expanding portfolio of products. As we gear up for 2017, we’re excited about our Diet Season plans for our primary brand, Nutrisystem, and remain on track for the 2017 launch of the South Beach Diet program. We’re strongly positioned to achieve further long-term growth and value creation for our shareholders.”

The following are key financial highlights for the period. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Third Quarter 2016 Compared to Third Quarter 2015

•	Revenue increased 19% to $124.6 million, compared to $104.9 million.
•	Net income increased 9% to $7.9 million, which reflects a $1.3 million pre-tax non-cash IT asset write-down, compared to $7.3 million.
•	Diluted income per common share increased 8% to $0.27, compared to $0.25.
•	Adjusted EBITDA increased 25% to $18.1 million, compared to $14.5 million.
•	The Board of Directors has declared a quarterly dividend of $0.175 per share, payable November 17, 2016 to stockholders of record as of November 7, 2016.

Mike Monahan, Chief Financial Officer, commented, “Our third quarter and year-to-date results reflected strong top-line growth and solid cash flow even as we continue to invest in new opportunities that we believe will propel the long-term expansion of our business. As a result of this performance, we are raising our guidance ranges for the full year.”

Fourth Quarter and Updated Full Year 2016 Guidance

The Company’s fourth quarter and updated full year 2016 guidance are outlined below. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

•

Fourth quarter revenue is expected to be in the range of $96.5 to $101.5 million, net income   between $6.1 and $7.5 million, diluted income per common share between $0.20 and $0.25, and adjusted EBITDA between $14.4 and $16.4 million. This guidance includes $0.8 million of net operating expense and $0.3 million of amortization expense, or $0.02 per common share expense, for the South Beach Diet and Shake360 initiatives.

•

Full year 2016 revenue is now expected to be in the range of $533 to $538 million compared to previous range of $520 to $532 million, net income between $32.8 and $34.1 million compared to the previous range of $31.1 to $33.6 million, diluted income per common share between $1.10 and $1.15 compared to previous range of $1.05 and $1.13, and adjusted EBITDA between $70.5 and $72.5 million compared to previous range of $66.8 and $70.5 million. This updated guidance includes $1.3 million of a non-cash expense related to IT asset write-down (or $0.03 per common share expense), $5.5 million of net operating expense and $1.0 million of amortization expense (or $0.14 per common share expense) for the South Beach Diet and Shake360 initiatives.

Conference Call and Webcast

Management will host a conference call to discuss third quarter 2016 financial results today at 5:00 PM Eastern time. The conference call will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem's website at www.nutrisystem.com. Interested parties unable to access the conference call via the webcast may dial 877-407-3982. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 877-870-5176 using replay pin number 13647183.

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain adjusted financial measures which have directly comparable GAAP financial measures as identified in this press release. In this release, EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. EBITDA is provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation. The Company excludes non-cash employee compensation because it is a non-cash expense that is not reflective of the cash expenses of the Company. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as fourth quarter and updated full year 2016 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to cybersecurity breaches, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s marketing expenditures which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other weight management providers. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leader in the weight loss industry, having helped millions of people lose weight over the course of more than 40 years. The Company’s weight loss solutions include Nutrisystem® My Way®, Fast 5, and Turbo 10, all clinically tested, structured food delivery programs that come with the digital platform NuMi® by Nutrisystem. Additionally, the Company offers multi-day kits and individual products available at select retail outlets. The Company’s current product line offers customers the most meal choices, including more than 150 foods with no artificial colors, flavors or sweeteners. Nutrisystem provides customers the flexibility to align their diet with the US Healthy Eating Meal Pattern, as recommended by the USDA Dietary Guidelines. Plans include comprehensive counseling options from trained weight loss coaches, registered dietitians and certified diabetes educators and can be customized to specific dietary needs and preferences including the Nutrisystem® D® program for people with Type 2 diabetes or pre-diabetes. The Company also owns and operates the South Beach Diet® as well as multiple shake lines including NutriCrush® Shakes, Turbo Shakes® and Shake360™ brands. For more information, go to NutrisystemNews.com.

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUE	$124,571	$104,877	$436,504	$372,363

COSTS AND EXPENSES:
Cost of revenue	57,694	51,749	205,394	180,188
Marketing	33,499	25,566	128,441	103,880
General and administrative	16,707	14,228	51,744	47,536
Depreciation and amortization	4,332	2,304	10,160	6,761
Total costs and expenses	112,232	93,847	395,739	338,365
Operating income	12,339	11,030	40,765	33,998
INTEREST (INCOME) EXPENSE, net	(11)	61	23	140
Income before income tax expense	12,350	10,969	40,742	33,858
INCOME TAX EXPENSE	4,401	3,660	14,123	11,521
Net income	$7,949	$7,309	$26,619	$22,337
BASIC INCOME PER COMMON SHARE	$0.27	$0.25	$0.90	$0.77
DILUTED INCOME PER COMMON SHARE	$0.27	$0.25	$0.90	$0.76
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,320	28,831	29,162	28,618
Diluted	29,613	29,273	29,465	29,094
DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175	$0.525	$0.525

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except par value amounts)

	September 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$27,017	$6,191
Short term investments	19,415	9,317
Receivables	11,723	18,385
Inventories	19,428	30,530
Prepaid income taxes	2,481	1,149
Deferred income taxes	1,068	1,192
Other current assets	6,875	10,118
Total current assets	88,007	76,882
FIXED ASSETS, net	32,006	30,849
INTANGIBLE ASSETS, net	14,334	15,084
DEFERRED INCOME TAXES	4,413	6,107
OTHER ASSETS	924	971
Total assets	$139,684	$129,893
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$31,813	$38,381
Accrued payroll and related benefits	7,283	7,556
Deferred revenue	5,811	5,618
Other accrued expenses and current liabilities	5,811	6,126
Total current liabilities	50,718	57,681
NON-CURRENT LIABILITIES	1,869	2,284
Total liabilities	52,587	59,965

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued 30,098 at September 30, 2016 and 29,621 at December 31, 2015)	30	29
Additional paid-in capital	50,128	41,392
Treasury stock, at cost, 517 shares at September 30, 2016 and 389 shares at December 31, 2015	(8,324)	(5,672)
Retained earnings	45,223	34,191
Accumulated other comprehensive income (loss)	40	(12)
Total stockholders’ equity	87,097	69,928
Total liabilities and stockholders’ equity	$139,684	$129,893

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$26,619	$22,337
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,160	6,761
Loss on disposal of fixed assets	104	16
Share–based compensation expense	5,134	4,255
Deferred income tax expense	1,609	0
Other charges	2	24
Changes in operating assets and liabilities:
Receivables	6,662	1,813
Inventories	11,102	9,425
Other assets	3,290	1,257
Accounts payable	(6,698)	(6,628)
Accrued payroll and related benefits	(273)	(275)
Deferred revenue	193	1,445
Income taxes	(1,153)	(2,884)
Other accrued expenses and liabilities	(827)	(938)
Net cash provided by operating activities	55,924	36,608
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(14,067)	(12,117)
Proceeds from sales of short term investments	4,047	9,574
Capital additions	(10,444)	(6,302)
Net cash used in investing activities	(20,464)	(8,845)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	1,839	2,762
Employee tax withholdings related to the vesting of equity awards	(2,652)	(2,548)
Excess tax benefits from share-based compensation	1,766	2,804
Payment of dividends	(15,587)	(15,352)
Net cash used in financing activities	(14,634)	(12,334)
NET INCREASE IN CASH AND CASH EQUIVALENTS	20,826	15,429
CASH AND CASH EQUIVALENTS, beginning of period	6,191	12,620
CASH AND CASH EQUIVALENTS, end of period	$27,017	$28,049

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income	$7,949	$7,309	$26,619	$22,337
Interest (income) expense, net	(11)	61	23	140
Income tax expense	4,401	3,660	14,123	11,521
Depreciation and amortization	4,332	2,304	10,160	6,761
EBITDA	16,671	13,334	50,925	40,759
Non-cash employee compensation expense	1,468	1,209	5,134	4,255
Adjusted EBITDA	$18,139	$14,543	$56,059	$45,014

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP GUIDANCE

(Unaudited, in thousands)

	Three Months Ending December 31, 2016		Twelve Months Ending December 31, 2016
	Low	High	Low	High

Net income	$6,146	$7,453	$32,765	$34,072
Interest expense, net	37	37	60	60
Income tax expense	3,257	3,950	17,380	18,073
Depreciation and amortization	3,410	3,410	13,570	13,570
EBITDA	12,850	14,850	63,775	65,775
Non-cash employee compensation expense	1,551	1,551	6,685	6,685
Adjusted EBITDA	$14,401	$16,401	$70,460	$72,460